UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2015

Coty Inc.
(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 12, 2015, in connection with the previously announced submission by Coty Inc. (the “Company”) of a binding offer to purchase the Bourjois cosmetics brand (“Bourjois”), the Company entered into a Stock Purchase Agreement whereby the Company, through its subsidiaries, will acquire 100% of Bourjois S.A.S., Bourjois SARL, Bourjois B.V. and Bourjois Limited, direct and indirect wholly-owned subsidiaries of Chanel International B.V. (“Chanel”), which comprise Bourjois, for 15 million shares of the Company’s Class A Common Stock (the “Transaction”), subject to adjustment based on the price of the Company’s Class A Common Stock during the measurement period prior to the Transaction closing date and traditional post-closing adjustments. The Transaction has been approved by the relevant French Works Councils within the Bourjois group, the French Competition Authority pursuant to articles L.430-3 and seq. of the French Commercial Code and the Antimonopoly Committee of Ukraine. The Stock Purchase Agreement contains customary representations, warranties and covenants of both Chanel and the Company, and is subject to customary closing conditions including required approvals. The Transaction is expected to be completed in April 2015.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of March 12, 2015 between Coty Inc. and Chanel International, B.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: March 13, 2015	By:	/s/ Jules P. Kaufman
	Name:	Jules P. Kaufman
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement dated as of March 12, 2015 between Coty Inc. and Chanel International, B.V.